Exhibit 99.1
LEVI STRAUSS & Co.
1155 Battery Street, San Francisco, CA 94111

NEWS

Investor Contact:	Christine Greany
Tidal Communications, Inc.
(203) 866-4401

For Immediate Release

Media Contact:	Linda Butler
Levi Strauss & Co.
(415) 501-3317

LEVI STRAUSS & CO. ANNOUNCES FOURTH-QUARTER AND FISCAL 2002 FINANCIAL RESULTS

SAN FRANCISCO (January 13, 2003)—Levi Strauss & Co. today announced financial results for the fourth quarter and fiscal year ended November 24, 2002. The company ended the year on a positive note, with continued improvement in sales trends during the fourth quarter. For the full year, results were in line with the company’s expectations across its key financial measures. In fiscal 2002, the company:

—
Stabilized second-half net sales, turning in fourth-quarter revenues of $1,260 million (up 2 percent on a reported basis and 1 percent on a constant-currency basis) and full-year sales of $4,137 million (down 3 percent on both a reported and constant-currency basis);

—	Achieved strong gross margins of 41.9 percent excluding net restructuring charges and related expenses (or 40.7 percent including such charges and expenses); and
—	Lowered debt by $111 million.

“We ended 2002 right where we planned,” said Phil Marineau, Levi Strauss & Co. chief executive officer. “We stabilized sales in the second half of the year, with revenue growth in the third and fourth quarters. Our business turnaround strategies are succeeding worldwide. Market-leading product innovation, strong retail and marketing programs, and improved execution are driving better performance. We are ready to grow again in 2003.

“We have revitalized our product lines, from the technological enhancements of Dockers® Go Khaki™ with Stain Defender™ to the popular vintage finishes and low-rise styles of the Levi’s® brand,” said Marineau. “I believe we have the best fits, finishes and fabrics in the market worldwide, anchored by innovation that flows from our premium products all the way through to our core offerings.

“Throughout the year, we expect to continue expanding our reach to a broad range of consumers, including the fast growing women’s market, by offering relevant products at a wide range of price points,” continued Marineau. “Our big news as we enter spring 2003 is the global rollout of Levi’s® Type 1™ jeans, a modern interpretation of the quintessential Levi’s® jeans. They’ll be featured in this month’s Super Bowl ad. And, in mid-summer, we launch our new Levi Strauss Signature™ brand in Wal-Mart stores in the United States.”

Fourth-quarter results
Fourth-quarter net sales grew 2 percent to $1,260 million from $1,235 million in the fourth quarter of 2001. Had currency rates remained constant at 2001 levels, net sales would have increased approximately 1 percent for the period.

Fourth-quarter gross profit was $502 million, or 39.9 percent of sales, which compares to $506 million, or 41.0 percent of sales, in the fourth quarter of 2001. Impacting 2002 fourth-quarter gross profit was $15.7 million of restructuring-related expenses associated with the closure of manufacturing plants in the United States and Scotland. Excluding restructuring-related expenses, gross profit for the fourth quarter of 2002 was $518 million, or 41.1 percent of sales.

Operating income for the quarter was $141 million, or 11.2 percent of net sales, compared to $141 million, or 11.5 percent of net sales, in the fourth quarter of 2001. Operating income in 2001 included a net reversal of $4.3 million of restructuring charges. Fourth-quarter operating income excluding net restructuring charges and related expenses increased 15 percent to $157 million in 2002 versus $137 million in 2001.

EBITDA before net restructuring charges and related expenses increased 11 percent to $174 million this quarter versus $157 million in the fourth quarter of 2001, and as a percentage of net sales improved to 13.8 percent from 12.7 percent. Please see “Explanatory Notes” at the end of this news release for more information relating to EBITDA before net restructuring charges and related expenses.

Net income in the fourth quarter decreased 29 percent to $45 million compared to $63 million in 2001. Excluding net restructuring charges and related expenses, fourth-quarter net income decreased 13 percent to $52 million in 2002 versus $60 million in the 2001 quarter. The decline is primarily attributable to a higher effective tax rate and the impact of currency volatility on the company’s foreign currency management activities.

Fiscal-Year 2002 Results
Full-year net sales were $4,137 million compared to $4,259 million in fiscal 2001, representing a decline of 3 percent on both a reported and constant-currency basis.

Gross profit in 2002 was $1,685 million, or 40.7 percent of sales, versus $1,797 million, or 42.2 percent of sales, last year. Impacting 2002 gross profit was $49.5 million of restructuring-related expenses associated with the closure of manufacturing plants in the United States and Scotland. Excluding restructuring-related expenses, 2002 gross profit was $1,734 million, or 41.9 percent of sales, at the high end of the company’s 40-42 percent target range.

Full-year operating income was $262 million, or 6.3 percent of net sales, compared to $479 million, or 11.3 percent of net sales, in 2001. In 2002, the company incurred a restructuring charge of $152 million primarily related to the closure of manufacturing plants in the United States and Scotland. This was partially offset by a $27 million reversal of restructuring charges taken in earlier periods. Operating income in 2001 included a net reversal of $4.3 million of restructuring charges. Operating income excluding net restructuring charges and related expenses declined 8 percent to $436 million in 2002 versus $475 million in 2001.

EBITDA before net restructuring charges and related expenses was $507 million compared to $556 million, and as a percentage of net sales was 12.3 percent in 2002 and 13.0 percent in 2001.

Net income in 2002 decreased 84 percent to $25 million compared to $151 million in 2001. Excluding net restructuring charges and related expenses, net income decreased 24 percent to $112 million in 2002 versus $148 million last year. Lower interest expense was not enough to offset lower gross profit, a higher effective tax rate and the impact of currency volatility on the company’s foreign currency management activities.

As of November 24, 2002, total debt was reduced by $111 million to $1.85 billion from $1.96 billion at November 25, 2001.

“We delivered on all of our financial goals in 2002,” said Bill Chiasson, chief financial officer. “We stabilized the top line in the second half of the year, held costs in check and maintained industry-leading gross margins. We also cut debt by more than $100 million this year, while at the same time deploying over $100 million in cash toward plant closures and other restructuring initiatives. Since 1999, we’ve paid down more than $800 million in debt.

“We’re entering 2003 in good financial condition,” added Chiasson. “We expect full-year margins to remain strong, with gross margins in the range of 40-42 percent and adjusted EBITDA margins between 10.5-12.5 percent. Importantly, the recent completion of a $425 million senior notes offering provides us with added financial flexibility as we pursue our growth plans in the new year. Additionally, we expect to close on an $800 million senior secured credit facility later this month.”

Levi Strauss & Co. is one of the world’s leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

The company’s fourth-quarter investor conference call, featuring Phil Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at www.levistrauss.com on January 13, 2003 at 10 a.m. EST. A replay is available on the Web site the same day beginning at approximately 1 p.m. EST and will remain until January 27, 2003. A telephone replay also is available at (706) 645-9291; I.D. #7229216 from approximately 1 p.m. EST through January 20, 2003.

Explanatory Notes
Net restructuring charges and related expenses.
Throughout this news release, references have been made to certain financial items that exclude net restructuring charges and related expenses. The net restructuring charges relate to charges the company has taken (net of reversals of reserve balances) relating to restructuring initiatives, specifically plant closures and workforce reductions, that the company has initiated since 1997.

“Restructuring related expenses” is a defined term under the company’s current bank credit facility and consists of expenses incurred in connection with restructuring initiatives, primarily for workers’ compensation and pension enhancement in the United States, and are not included in the “restructuring charges, net of reversals” line item in the company’s consolidated financial statements. Beginning in 2002, restructuring related expenses are excluded in calculating “EBITDA before net restructuring charges and related expenses” for purposes of determining covenant compliance under the company’s current bank credit facility. The company records restructuring related expenses in cost of goods sold.

EBITDA before net restructuring charges and related expenses.
The company defines “EBITDA before net restructuring charges and related expenses” as operating income excluding (i) depreciation, (ii) amortization, (iii) net charges associated with the company’s restructuring activities, and (iv) restructuring-related expenses. References to “adjusted EBITDA margin” in this news release mean EBITDA before net restructuring charges and related expenses as a percentage of net sales.

The company believes that its investors find EBITDA before net restructuring charges and related expenses to be a useful analytical tool for measuring the company’s ability to service its debt and for measuring its ability to generate cash for other purposes. EBITDA before net restructuring charges and related expenses is the primary basis on which financial covenants are measured under the company’s current bank credit facility. EBITDA before net restructuring charges and related expenses is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating income or cash flow or any other measure of performance determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA before net restructuring charges and related expenses differently, and the company’s EBITDA before net restructuring charges and related expenses calculations are not necessarily comparable with similarly titled figures for other companies.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated sales performance and trends; gross margins and EBITDA margins; new product introductions; marketing and advertising initiatives; the impact of plant closures; and other matters. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2001, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

###

LEVI STRAUSS & CO.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	November 24, 2002	November 25, 2001	November 24, 2002	November 25, 2001
Net sales	$1,260,044	$1,234,846	$4,136,590	$4,258,674
Cost of goods sold	757,862	729,028	2,451,785	2,461,198

Gross profit	502,182	505,818	1,684,805	1,797,476
Marketing, general and administrative expenses	374,669	379,179	1,332,798	1,355,885
Other operating (income)	(13,810)	(10,504)	(34,450)	(33,420)
Restructuring charges, net of reversals	82	(4,286)	124,595	(4,286)

Operating income	141,241	141,429	261,862	479,297
Interest expense	47,483	52,240	186,493	230,772
Other (income) expense, net	4,799	(10,781)	25,411	8,836

Income before taxes	88,959	99,970	49,958	239,689
Income tax expense	44,479	36,989	24,979	88,685

Net income	$44,480	$62,981	$24,979	$151,004

CALCULATION OF EBITDA BEFORE NET RESTRUCTURING CHARGES AND RELATED EXPENSES
(Dollars in Thousands)
(Unaudited)

Operating income	$141,241	$141,429	$261,862	$479,297
Depreciation and amortization expense	16,804	19,809	71,071	80,619
Restructuring charges, net of reversals	82	(4,286)	124,595	(4,286)
Restructuring related expenses	15,683	—	49,549	—

EBITDA before net restructuring charges and related expenses	$173,810	$156,952	$507,077	$555,630

ADDITIONAL INFORMATION
(Dollars in Thousands)
(Unaudited)

Advertising expense	$95,028	$105,313	$307,133	$357,275

LEVI STRAUSS & CO.

NET SALES BY REGION
(Dollars in Millions)
(Unaudited)

	Net Sales (as reported)
	Three Months Ended			Twelve Months Ended
Region	November 24, 2002	November 25, 2001	Percent Change	November 24, 2002	November 25, 2001	Percent Change
Americas	$810.1	$821.9	(1.4%)	$2,692.1	$2,856.1	(5.7%)
Europe	336.2	309.8	8.5%	1,093.1	1,066.3	2.5%
Asia	113.7	103.1	10.3%	351.4	336.2	4.5%
Total	$1,260.0	$1,234.8	2.0%	$4,136.6	$4,258.7	(2.9%)

	Net Sales (at Prior Year Currency Exchange Rates)
	Three Months Ended			Twelve Months Ended
Region	November 24, 2002	November 25, 2001	Percent Change	November 24, 2002	November 25, 2001	Percent Change
	(At 2001 Currency Rates)			(At 2001 Currency Rates)
Americas	$819.8	$821.9	(0.3%)	$2,715.0	$2,856.1	(4.9%)
Europe	309.0	309.8	(0.3%)	1,051.2	1,066.3	(1.4%)
Asia	113.0	103.1	9.6%	357.7	336.2	6.4%
Total	$1,241.8	$1,234.8	0.6%	$4,123.9	$4,258.7	(3.2%)

LEVI STRAUSS & CO.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	November 24, 2002	November 25, 2001
	(Unaudited)
ASSETS
Cash and cash equivalents	$96,478	$102,831
Trade receivables, net	660,516	621,224
Total inventories	591,714	610,177
Property, plant and equipment, net	482,446	514,711
Other assets	1,186,130	1,134,543

Total Assets	$3,017,284	$2,983,486

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current maturities of long-term debt and short-term borrowings	$371,952	$162,944
Accounts payable	233,771	234,199
Restructuring reserves	65,576	45,220
Other current liabilities	690,218	540,823

Total current liabilities	1,361,517	983,186
Long-term debt, less current maturities	1,475,025	1,795,489
Long-term employee related benefits	527,418	384,751
Postretirement medical benefits	548,930	544,476
Other long-term liabilities	99,978	211,527

Total liabilities	4,012,868	3,919,429

Total stockholders’ deficit	(995,584)	(935,943)

Total Liabilities and Stockholders’ Deficit	$3,017,284	$2,983,486